Exhibit 99.1

Horizon Pharma plc Reports Record Quarterly Net Sales for Orphan and Rheumatology

Segment; Increases Full-Year 2018 Adjusted EBITDA Guidance; Implements New

Company Operating Structure to Enhance Focus on Rare Diseases

— Record Quarterly Orphan and Rheumatology Segment Net Sales of $201.7 Million

Increased 17 Percent; Represented 67 Percent of Total Company Net Sales —

— Second-Quarter 2018 KRYSTEXXA ® Net Sales Growth of 53 Percent;

Continue to Expect Full-Year 2018 Net Sales Growth of More Than 65 Percent —

— Target Enrollment Reached in Teprotumumab Phase 3 Clinical Trial,

Significantly Ahead of Schedule —

— Second-Quarter 2018 Net Sales of $302.8 Million;

Second-Quarter 2018 GAAP Net Loss of $32.8 Million; Adjusted EBITDA of $116.8 Million —

— Confirming Full-Year 2018 Net Sales Guidance Range of $1.170 Billion to $1.200 Billion;

Increasing Full-Year Adjusted EBITDA Guidance Range to $400 Million to $420 Million —

DUBLIN, IRELAND – Aug. 8, 2018 – Horizon Pharma plc (NASDAQ: HZNP) announced its second-quarter 2018 financial results today. Effective with the second quarter of 2018, the Company has realigned its operating structure and is reporting financial results as two separate segments: the orphan and rheumatology segment, its strategic growth business, and the primary care segment. The new operating structure reflects the evolution of the Company’s strategy and vision of transitioning Horizon Pharma to a biopharmaceutical company focused on rare disease medicines.

“Our orphan and rheumatology segment generated record quarterly net sales, driven by accelerating KRYSTEXXA growth, reflecting the additional investments we are making this year,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “Our clinical programs continue to advance, with target enrollment now complete in the teprotumumab Phase 3 trial, well ahead of schedule. Additionally, we plan on initiating a new study of KRYSTEXXA to continue exploring a broader clinical profile of this medicine, the only FDA-approved treatment for uncontrolled gout. These advancements support our transformation into a rare disease medicine focused company with a robust pipeline enabling sustainable growth.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q2 18	Q2 17	% Change	YTD 18	YTD 17	% Change
Net sales	$302.8	$289.5	5	$526.7	$510.4	3
Net loss	(32.8)	(209.5)	84	(190.2)	(300.1)	37
Non-GAAP net income	80.5	68.3	18	85.3	103.3	(17)
Adjusted EBITDA	116.8	127.0	(8)	150.4	178.9	(16)
Net loss per share—diluted	$(0.20)	$(1.29)	84	$(1.15)	$(1.85)	38
Non-GAAP earnings per share—diluted	0.48	0.41	17	0.51	0.63	(19)

Second-Quarter and Recent Company Highlights

•

Teprotumumab: OPTIC, the teprotumumab Phase 3 clinical trial, has reached its target enrollment of 76 patients, significantly ahead of schedule. The remaining few subjects in screening will be allowed to randomize over the next several weeks.

Teprotumumab is a fully human monoclonal antibody IGF-1R inhibitor being developed for the treatment of thyroid eye disease (TED), in which the muscles and fatty tissue behind the eye become inflamed, which can lead to proptosis, or bulging of the eye, and diplopia, or double vision, as well as quality-of-life issues. In October, data will be presented at the 2018 American Thyroid Association (ATA) meeting from the follow-up period of the Phase 2 clinical trial, during which the Company continued to collect data on study patients off therapy out to 48 weeks to assess durability of response.

•

New KRYSTEXXA Immunomodulation Study: The Company is planning on initiating a new study of KRYSTEXXA to continue to explore a broader clinical profile of this medicine, the only FDA-approved treatment for uncontrolled gout (chronic gout that is refractory to conventional therapies). The study will evaluate the impact of adding methotrexate to KRYSTEXXA to enhance the patient response rate. Methotrexate is the most common immunomodulator used by rheumatologists. Enrollment is expected to begin in the fourth quarter of 2018.

•

New Uncontrolled Gout and KRYSTEXXA Data Presented at EULAR: In June, the Company participated in the 2018 Annual European Congress of Rheumatology (EULAR) in Amsterdam, where new insights on both gout and KRYSTEXXA were presented. One presentation highlighted a 27 percent increase in U.S. emergency department visits between 2006 and 2014 for people living with gout, suggesting a sizeable and growing population of gout patients who are uncontrolled and not well managed. Several KRYSTEXXA data analyses underscored the complex nature of uncontrolled gout, the potential systemic effects of elevated serum uric acid (sUA) levels and the need to manage uncontrolled gout aggressively. These presentations support the Company’s continued efforts to increase awareness and understanding of uncontrolled gout and the benefits of KRYSTEXXA.

•

R&D Leadership: The Company made several important leadership additions to its research and development (R&D) organization to expand its capabilities, partner with the business development team in identifying and evaluating development-stage opportunities and lead the orphan and rheumatology therapeutic areas’ clinical development strategies.

•

Intellectual Property Update: The Company received two new patents from the U.S. Patent and Trademark Office during the quarter that cover RAVICTI®, with two additional patents scheduled to be issued in August, resulting in five new patents in an 18-month period. In addition, the Company settled litigation in June with Lupin relating to RAVICTI. Lupin’s license to enter the market with a generic version of RAVICTI would begin on July 1, 2026.

•

Best Workplace Awards: Great Place to Work® and FORTUNE Magazine selected Horizon Pharma as the Number One place to work on FORTUNE’s “Best Workplaces in Health Care & Biopharma” list. The Company has also been awarded a 2018 “Best Places to Work in Chicago” designation by Crain’s Chicago Business, as well as named to its “10 Best Places to Work for Women” list. In addition, in July, the Company was recognized by PEOPLE and Great Place to Work® as one of the 2018 “50 Companies That Care,” a list that spotlights companies with 1,000 or more employees that have succeeded in business while also demonstrating respect, compassion and concern for their communities, their employees and the environment.

Research and Development Programs

Orphan Candidates and Programs:

•

Teprotumumab: Teprotumumab is the Company’s fully human monoclonal antibody IGF-1R inhibitor in development for the treatment of TED. The pivotal Phase 3 confirmatory study is evaluating teprotumumab for the treatment of moderate-to-severe active TED, which has no FDA-approved treatments. The Company estimates peak annual U.S. net sales of more than $750 million for teprotumumab, assuming FDA approval.

Rheumatology Pipeline Candidates and Programs:

•

KRYSTEXXA Immunomodulation Studies: The evaluation of the use of immunomodulation therapies to enhance the response rate to KRYSTEXXA is being studied in two investigator-initiated trials, as well as a new trial being initiated by the Company. The three trials are evaluating different immunomodulators, all of which are used by rheumatologists.

o

Methotrexate to Increase Response Rates in Patients with Uncontrolled GOut Receiving KRYSTEXXA (MIRROR): a Horizon Pharma-sponsored multicenter, efficacy and safety study for methotrexate co-administered with KRYSTEXXA to evaluate the impact of methotrexate weekly for one month prior to dosing with KRYSTEXXA and then throughout the 24 weeks of treatment with KRYSTEXXA. Enrollment is expected to begin in the fourth quarter of 2018.

o

REduCing Immunogenicity to PegloticasE (RECIPE): a double-blind, placebo-controlled trial for mycophenolate mofetil (MMF) co-administered with KRYSTEXXA to evaluate the impact of MMF daily for two weeks prior to dosing with KRYSTEXXA, followed by a 12-week course of KRYSTEXXA every two weeks along with daily doses of MMF,followed by dosing of KRYSTEXXA alone every two weeks for 12 weeks.

o

Tolerization Reduces Intolerance to Pegloticase and Prolongs the Urate Lowering Effect (TRIPLE) is an exploratory, open-label adaptive trial with multiple patient cohorts, including one evaluating the impact of adding daily doses of azathioprine for a two-week run-in period, followed by KRYSTEXXA every two weeks for a total of 13 doses, along with daily doses of azathioprine.

•

Next-generation Biologic Programs for Uncontrolled Gout: The Company is pursuing two development programs for next-generation biologics for uncontrolled gout, HZN-003 and PASylated uricase technology to support and sustain the Company’s market leadership in uncontrolled gout. The programs are exploring the use of optimized uricase technology as well as optimized PEGylation and PASylation technology.

Second-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•

Net Sales: Second-quarter 2018 net sales were $302.8 million, an increase of 4.6 percent, driven by continued strong growth of the Company’s orphan and rheumatology medicines. Year-over-year growth would have been 6.3 percent, excluding second-quarter 2017 net sales of $4.5 million for PROCYSBI® and QUINSAIR™ in the Europe, the Middle East and Africa (EMEA) regions, which were divested on June 23, 2017.

•

Gross Profit: Under U.S. GAAP in the second quarter of 2018, the gross profit ratio was 67.0 percent compared to 55.0 percent in the second quarter of 2017. The non-GAAP gross profit ratio in the second quarter of 2018 was 90.2 percent compared to 90.6 percent in the second quarter of 2017.

•

Operating Expenses: R&D expenses were 8.0 percent of net sales and selling, general and administrative (SG&A) expenses were 58.3 percent of net sales. Non-GAAP R&D expenses were 6.7 percent of net sales, and non-GAAP SG&A expenses were 45.0 percent of net sales.

•	Income Tax Rate: The income tax rate in the second quarter of 2018 on a GAAP basis was negative 13.7 percent and on a non-GAAP basis was 12.0 percent.

•	Net (Loss) Income: On a GAAP basis in the second quarter of 2018, net loss was $32.8 million.Second-quarter 2018 non-GAAP net income was $80.5 million.

•	Adjusted EBITDA: Second-quarter 2018 adjusted EBITDA was $116.8 million.

•

Earnings (Loss) per Share: On a GAAP basis in the second quarter of 2018, diluted loss per share was $0.20; in the second quarter of 2017, diluted loss per share was $1.29. Non-GAAP diluted earnings per share in the second quarter of 2018 and 2017 were $0.48 and $0.41, respectively. Weighted average shares outstanding used for calculating GAAP diluted loss per share and non-GAAP diluted earnings per share in the second quarter of 2018 were 165.5 million and 169.4 million, respectively.

Second-Quarter Segment Results

The Company has realigned its structure to operate its strategic growth business, orphan and rheumatology, separately from its primary care business. The new structure allows the Company to more efficiently allocate its resources to address unmet treatment needs for patients with rare diseases. As a result of the realignment, effective with the second-quarter of 2018, the Company is reporting its financial results as two separate segments: the orphan and rheumatology segment and the primary care segment, reporting net sales and operating income for each segment. Historical segment net sales and operating income for 2017 are provided in the accompanying financial schedules.

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan and Rheumatology Segment

(in millions except for percentages)	Q2 18	Q2 17	% Change	YTD 18	YTD 17	% Change
RAVICTI®	57.0	47.2	21	106.1	91.1	16
PROCYSBI®(1)	38.4	36.7	5	73.4	71.0	3
ACTIMMUNE®	27.4	28.8	(5)	52.2	55.0	(5)
BUPHENYL®	5.2	6.3	(16)	11.0	12.6	(12)
QUINSAIRTM(1)	0.1	1.4	(93)	0.2	3.2	(94)
Orphan	$128.1	$120.4	6	$242.9	$232.9	4
KRYSTEXXA®	58.6	38.3	53	105.3	69.9	51
RAYOS®	13.5	11.6	16	24.1	21.9	10
LODOTRA®	1.5	1.8	(15)	1.7	2.7	(38)
Rheumatology	$73.6	$51.7	42	$131.1	$94.5	39

Orphan and Rheumatology Net Sales	$201.7	$172.1	17	$374.0	$327.3	14

Orphan and Rheumatology Segment Operating Income	$70.6	$64.7	9	$113.7	$114.4	(1)

(1)

On June 23, 2017, Horizon Pharma completed the divestiture of a European subsidiary that owned the marketing rights to PROCYSBI and QUINSAIR in Europe, the Middle East and Africa (EMEA) to Chiesi Farmaceutici S.p.A. Horizon Pharma retains marketing rights for the two medicines in the United States, Canada, Latin America and Asia. Second-quarter and year-to-date 2017 net sales of PROCYSBI and QUINSAIR in EMEA were $4.5 million and $9.5 million, respectively.

•

Second-quarter 2018 net sales of the orphan and rheumatology segment were $201.7 million, an increase of 17.2 percent over the prior year’s quarter, driven by continued strong KRYSTEXXA growth, as well as growth of RAVICTI and PROCYSBI. Excluding the second-quarter 2017 EMEA net sales of $4.5 million for PROCYSBI and QUINSAIR that were divested in June 2017, orphan and rheumatology segment year-over-year net sales growth would have been 20.4 percent.

•

In line with the Company’s expectations, second-quarter 2018 orphan and rheumatology segment operating income was $70.6 million, or 35 percent of orphan and rheumatology net sales. The Company is investing significantly in the commercial expansion of KRYSTEXXA in 2018, which is expected to continue to drive future net sales growth and margin expansion over time.

Primary Care Segment

(in millions except for percentages)	Q2 18	Q2 17	% Change	YTD 18	YTD 17	% Change
PENNSAID® 2%	47.6	51.2	(7)	74.4	92.8	(20)
DUEXIS®	30.7	43.6	(30)	46.4	61.3	(24)
VIMOVO®	21.9	21.1	3	30.2	26.0	16
MIGERGOT®	0.9	1.5	(35)	1.7	2.9	(41)

Primary Care Net Sales	$101.1	$117.4	(14)	$152.7	$183.0	(17)

Primary Care Segment Operating Income	$45.9	$62.4	(26)	$36.3	$65.0	(44)

•	Second-quarter 2018 net sales of the primary care segment were $101.1 million.

•	In line with the Company’s expectations, second-quarter 2018 operating income for the primary care segment was $45.9 million, or 45 percent of primary care net sales.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the second quarter of 2018, operating cash flow was $61.8 million. Non-GAAP operating cash flow was $75.2 million.

•	The Company had cash and cash equivalents of $710.2 million as of June 30, 2018.

•

As of June 30, 2018, the total principal amount of debt outstanding was $1.993 billion, which consists of $818 million in senior secured term loans due 2024; $300 million senior notes due 2024; $475 million senior notes due 2023; and $400 million exchangeable senior notes due 2022. As of June 30, 2018, net debt was $1.283 billion.

Full-Year 2018 Guidance

The Company continues to expect full-year 2018 net sales in a range of $1.170 billion to $1.200 billion. The Company increased its full-year 2018 adjusted EBITDA guidance to a range of $400 million to $420 million, from $390 million to $415 million. The Company continues to project full-year 2018 net sales growth for KRYSTEXXA of more than 65 percent.

Webcast

At 8 a.m. EDT / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon Pharma plc

Horizon Pharma plc is focused on researching, developing and commercializing innovative medicines that address unmet treatment needs for rare and rheumatic diseases. By fostering a growing pipeline of medicines in development and exploring all potential uses for currently marketed medicines, we strive to make a powerful difference for patients, their caregivers and physicians. For us, it’s personal: by living up to our own potential, we are helping others live up to theirs. For more information, please visit www.horizonpharma.com, follow us @HZNPplc on Twitter or like us on Facebook.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon Pharma as non-GAAP financial measures. Horizon Pharma provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate, non-GAAP operating cash flow and net debt, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon Pharma’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain from divestiture, an upfront fee for a license of a patent, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, long-lived asset impairment charges, impacts of contingent royalty liability remeasurements and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon Pharma believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon Pharma’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2018 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon Pharma’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon Pharma as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided a reconciliation of its full-year 2018 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon Pharma’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s full-year 2018 net sales and adjusted EBITDA guidance, expected growth in net sales of certain medicines, estimated peak annual net sales of teprotumumab, if approved; expected financial performance in future periods; expected timing of clinical trials, including the Phase 3 clinical trial of teprotumumab; expected increases in investment in Horizon Pharma’s rare disease medicine pipeline and the impact thereof; potential market opportunity for Horizon Pharma’s medicines in approved and potential additional indications; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma’s actual future financial and operating results may differ from its expectations or goals; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon Pharma’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates, such as teprotumumab, and existing medicines for new indications; risks related to acquisition integration and achieving projected benefits; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:
Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizonpharma.com	media@horizonpharma.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizonpharma.com	ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$302,835	$289,507	$526,716	$510,366
Cost of goods sold	100,082	130,150	216,174	269,266

Gross profit	202,753	159,357	310,542	241,100

OPERATING EXPENSES:
Research and development	24,265	163,101	41,910	176,162
Selling, general and administrative	176,674	159,653	356,273	333,718
Impairment of long-lived assets	—	22,270	37,853	22,270

Total operating expenses	200,939	345,024	436,036	532,150

Operating income (loss)	1,814	(185,667)	(125,494)	(291,050)

OTHER EXPENSE, NET:
Interest expense, net	(31,030)	(31,608)	(61,484)	(63,591)
Foreign exchange (loss) gain	(5)	151	(115)	(108)
Gain on divestiture	—	5,856	—	5,856
Loss on debt extinguishment	—	—	—	(533)
Other income (expense), net	347	(35)	525	—

Total other expense, net	(30,688)	(25,636)	(61,074)	(58,376)

Loss before expense (benefit) for income taxes	(28,874)	(211,303)	(186,568)	(349,426)
Expense (benefit) for income taxes	3,962	(1,767)	3,596	(49,320)

Net loss	$(32,836)	$(209,536)	$(190,164)	$(300,106)

Net loss per ordinary share—basic and diluted	$(0.20)	$(1.29)	$(1.15)	$(1.85)

Weighted average ordinary shares outstanding—basic and diluted	165,536,826	162,931,930	164,921,722	162,486,946

Horizon Pharma plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$710,211	$751,368
Restricted cash	6,394	6,529
Accounts receivable, net	403,671	405,214
Inventories, net	50,105	61,655
Prepaid expenses and other current assets	64,231	43,402

Total current assets	1,234,612	1,268,168

Property and equipment, net	18,070	20,405
Developed technology, net	2,272,154	2,443,949
Other intangible assets, net	5,039	5,441
Goodwill	426,441	426,441
Deferred tax assets, net	4,185	3,470
Other assets	29,224	36,081

Total assets	$3,989,725	$4,203,955

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$—	$10,625
Accounts payable	31,110	34,681
Accrued expenses	173,619	175,697
Accrued trade discounts and rebates	449,683	501,753
Accrued royalties—current portion	65,604	65,328
Deferred revenues—current portion	5,629	6,885

Total current liabilities	725,645	794,969

LONG-TERM LIABILITIES:
Exchangeable notes, net	323,105	314,384
Long-term debt, net of current	1,562,013	1,576,646
Accrued royalties, net of current	293,626	291,185
Deferred revenues, net of current	—	9,713
Deferred tax liabilities, net	157,404	157,945
Other long-term liabilities	67,782	68,015

Total long-term liabilities	2,403,930	2,417,888

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 166,974,870 and 164,785,083 shares issued at June 30, 2018 and December 31, 2017, respectively, and 166,590,504 and 164,400,717 shares outstanding at June 30, 2018 and December 31, 2017, respectively	17	16
Treasury stock, 384,366 ordinary shares at June 30, 2018 and December 31, 2017	(4,585)	(4,585)
Additional paid-in capital	2,306,754	2,248,979
Accumulated other comprehensive loss	(1,128)	(983)
Accumulated deficit	(1,440,908)	(1,252,329)

Total shareholders’ equity	860,150	991,098

Total liabilities and shareholders’ equity	$3,989,725	$4,203,955

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,836)	$(209,536)	$(190,164)	$(300,106)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	68,540	71,531	137,447	143,014
Equity-settled share-based compensation	30,721	29,123	58,554	57,960
Royalty accretion	14,758	12,735	29,475	25,694
Royalty liability remeasurement	—	—	(2,151)	(2,944)
Impairment of long-lived assets	—	22,270	37,853	22,270
Amortization of debt discount and deferred financing costs	5,690	5,206	11,185	10,629
Deferred income taxes	(3,433)	(31,791)	(1,753)	(79,486)
Acquired in-process research & development expense	—	148,609	—	148,609
Gain on divestiture	—	(2,635)	—	(2,635)
Loss on debt extinguishment	—	—	—	533
Foreign exchange and other adjustments	580	(174)	459	613
Changes in operating assets and liabilities:
Accounts receivable	678	(6,209)	1,742	(97,267)
Inventories	(2,741)	30,686	11,549	67,736
Prepaid expenses and other current assets	(11,934)	4,879	(21,738)	2,434
Accounts payable	(10,120)	(6,255)	(3,592)	29,823
Accrued trade discounts and rebates	19,982	871	(52,138)	116,950
Accrued expenses and accrued royalties	(18,553)	(36,876)	(14,099)	(86,235)
Deferred revenues	1,817	1,002	333	384
Other non-current assets and liabilities	(1,361)	14,489	(1,988)	14,755

Net cash provided by operating activities	61,788	47,925	974	72,731

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	—	(167,850)	—	(167,850)
Proceeds from divestiture, net of cash divested	—	69,072	—	69,072
Payment related to license agreement	—	—	(12,000)	—
Purchases of property and equipment	(96)	(1,207)	(762)	(2,627)

Net cash used in investing activities	(96)	(99,985)	(12,762)	(101,405)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loans	(25,598)	(2,125)	(27,722)	(774,875)
Net proceeds from term loans	—	—	—	847,768
Proceeds from the issuance of ordinary shares in connection with warrant exercises	—	11	—	11
Proceeds from the issuance of ordinary shares through ESPP programs	4,720	4,029	4,734	3,856
Proceeds from the issuance of ordinary shares in connection with stock option exercises	2,727	753	3,672	1,297
Payment of employee withholding taxes relating to share-based awards	(5,668)	(925)	(9,185)	(5,202)
Repurchase of ordinary shares	—	(992)	—	(992)

Net cash (used in) provided by financing activities	(23,819)	751	(28,501)	71,863

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1,988)	2,494	(1,003)	2,196

Net increase (decrease) in cash, cash equivalents and restricted cash	35,885	(48,815)	(41,292)	45,385
Cash, cash equivalents and restricted cash, beginning of the period(1)	680,720	610,350	757,897	516,150

Cash, cash equivalents and restricted cash, end of the period(1)	$716,605	$561,535	$716,605	$561,535

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Pharma plc

Segment Operating Income – 2017 Historical Information (Unaudited)

(in millions)

	Q1 17	Q2 17	Q3 17	Q4 17	FY17
Segment Net Sales
Orphan & Rheumatology	$155.2	$172.1	$175.6	$178.0	$680.9
Primary Care	65.6	117.4	96.1	96.2	375.3
Segment Operating Income
Orphan & Rheumatology	$49.7	$64.7	$65.5	$61.2	$241.1
Primary Care	2.6	62.4	42.2	41.9	149.1

Horizon Pharma plc

Net Debt Reconciliation (Unaudited)

(in thousands)

	As of
	June 30, 2018	December 31, 2017
Long-term debt-current portion	$—	$10,625
Long-term debt, net of current	1,562,013	1,576,646
Exchangeable notes, net	323,105	314,384

Total Debt	1,885,118	1,901,655
Debt discount	97,737	108,054
Deferred financing fees	10,171	11,041

Total Principal Amount Debt	1,993,026	2,020,750
Less: cash and cash equivalents	710,211	751,368

Net Debt	$1,282,815	$1,269,382

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net loss	$(32,836)	$(209,536)	$(190,164)	$(300,106)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,775	153,385	5,686	163,424
Restructuring and realignment costs	7,039	5,193	10,381	5,193
Litigation settlements	4,250	—	4,250	—
Amortization, accretion and step-up:
Intangible amortization expense	66,989	69,776	134,344	139,453
Accretion of royalty liabilities	14,797	12,735	29,515	25,694
Amortization of debt discount and deferred financing costs	5,691	5,206	11,187	10,629
Inventory step-up expense	53	33,895	17,129	74,490
Impairment of long-lived assets	—	22,270	37,853	22,270
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Share-based compensation	30,721	27,768	58,554	56,237
Depreciation	1,551	1,755	3,104	3,561
Gain on divestiture	—	(5,856)	—	(5,856)
Charges relating to discontinuation of Friedreich’s ataxia program	272	(3,103)	1,222	(3,103)
Drug substance harmonization costs	475	745	1,279	5,044
Upfront and milestone payments related to license agreements	—	—	90	—
Fees related to term loan refinancings	15	(45)	42	4,098
Loss on debt extinguishment	—	—	—	533
Royalties for medicines acquired through business combinations	(13,259)	(11,622)	(25,780)	(22,939)

Total of pre-tax non-GAAP adjustments	120,369	312,102	286,705	475,784
Income tax effect of pre-tax non-GAAP adjustments	(7,015)	(34,272)	24,668	(72,375)
Other non-GAAP income tax adjustments	—	—	(35,893)	—

Total of non-GAAP adjustments	113,354	277,830	275,480	403,409

Non-GAAP Net Income	$80,518	$68,294	$85,316	$103,303

Non-GAAP Earnings Per Share:
Weighted average ordinary shares—Basic	165,536,826	162,931,930	164,921,722	162,486,946

Non-GAAP Earnings Per Share—Basic:
GAAP loss per share—Basic	$(0.20)	$(1.29)	$(1.15)	$(1.85)
Non-GAAP adjustments	0.69	1.71	1.67	2.49

Non-GAAP earnings per share—Basic	$0.49	$0.42	$0.52	$0.64

Weighted average ordinary shares—Diluted
Weighted average ordinary shares—Basic	165,536,826	162,931,930	164,921,722	162,486,946
Ordinary share equivalents	3,820,913	2,033,141	3,678,249	2,499,409

Weighted average shares—Diluted	169,357,739	164,965,071	168,599,971	164,986,355

Non-GAAP Earnings Per Share—Diluted
GAAP loss per share—Diluted	$(0.20)	$(1.29)	$(1.15)	$(1.85)
Non-GAAP adjustments	0.69	1.71	1.67	2.49
Diluted earnings per share effect of ordinary share equivalents	(0.01)	(0.01)	(0.01)	(0.01)

Non-GAAP earnings per share—Diluted	$0.48	$0.41	$0.51	$0.63

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net loss	$(32,836)	$(209,536)	$(190,164)	$(300,106)
Depreciation	1,551	1,755	3,104	3,561
Amortization, accretion and step-up:
Intangible amortization expense	66,989	69,776	134,344	139,453
Accretion of royalty liabilities	14,797	12,735	29,515	25,694
Amortization of deferred revenue	—	(207)	—	(411)
Inventory step-up expense	53	33,895	17,129	74,490
Interest expense, net (including amortization of debt discount and deferred financing costs)	31,030	31,608	61,484	63,591
Expense (benefit) for income taxes	3,962	(1,767)	3,596	(49,320)

EBITDA	$85,546	$(61,741)	$59,008	$(43,048)

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	1,775	153,385	5,686	163,424
Restructuring and realignment costs	7,039	5,193	10,381	5,193
Litigation settlements	4,250	—	4,250	—
Impairment of long-lived assets	—	22,270	37,853	22,270
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Share-based compensation	30,721	27,768	58,554	56,237
Charges relating to discontinuation of Friedreich’s ataxia program	272	(3,103)	1,222	(3,103)
Drug substance harmonization costs	475	745	1,279	5,044
Upfront and milestone payments related to license agreements	—	—	90	—
Fees related to term loan refinancings	15	(45)	42	4,098
Loss on debt extinguishment	—	—	—	533
Gain on divestiture	—	(5,856)	—	(5,856)
Royalties for medicines acquired through business combinations	(13,259)	(11,622)	(25,780)	(22,939)

Total of other non-GAAP adjustments	31,288	188,735	91,426	221,957

Adjusted EBITDA	$116,834	$126,994	$150,434	$178,909

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Operating Income (Loss)	$1,814	$(185,667)	$(125,494)	$(291,050)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	1,775	153,385	5,686	163,424
Restructuring and realignment costs	7,039	5,193	10,381	5,193
Litigation settlements	4,250	—	4,250	—
Amortization, accretion and step-up:
Intangible amortization expense	66,989	69,776	134,344	139,453
Accretion of royalty liabilities	14,797	12,735	29,515	25,694
Inventory step-up expense	53	33,895	17,129	74,490
Impairment of long-lived assets	—	22,270	37,853	22,270
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Share-based compensation	30,721	27,768	58,554	56,237
Depreciation	1,551	1,755	3,104	3,561
Charges relating to discontinuation of Friedreich’s ataxia program	272	(3,103)	1,222	(3,103)
Drug substance harmonization costs	475	745	1,279	5,044
Upfront and milestone payments related to license agreements	—	—	90	—
Fees related to term loan refinancings	15	(45)	42	4,098
Royalties for medicines acquired through business combinations	(13,259)	(11,622)	(25,780)	(22,939)

Total of non-GAAP adjustments	114,678	312,752	275,518	470,478

Non-GAAP Operating Income	$116,492	$127,085	$150,024	$179,428

Orphan and Rheumatology Segment Operating Income	70,609	64,662	113,713	114,386
Primary Care Segment Operating Income	45,883	62,423	36,311	65,042

Total Segment Operating Income	$116,492	$127,085	$150,024	$179,428

Amortization of deferred revenue	—	(207)	—	(411)
Foreign exchange (loss) gain	(5)	151	(115)	(108)
Other income, net	347	(35)	525	—

Adjusted EBITDA	$116,834	$126,994	$150,434	$178,909

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP Gross Profit:
GAAP gross profit	$202,753	$159,357	$310,542	$241,100
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	33	(48)	52	32
Share-based compensation	1,110	573	1,893	1,001
Remeasurement of royalties for medicines acquired through business combinations	—	—	(2,151)	(2,944)
Intangible amortization expense	66,787	69,574	133,942	139,048
Accretion of royalty liabilities	14,797	12,735	29,515	25,694
Inventory step-up expense	53	33,895	17,129	74,490
Depreciation	176	183	353	366
Charges relating to discontinuation of Friedreich’s ataxia program	185	(3,103)	1,135	(3,103)
Drug substance harmonization costs	475	745	1,279	5,044
Royalties for medicines acquired through business combinations	(13,259)	(11,622)	(25,780)	(22,939)

Total of Non-GAAP adjustments	70,357	102,932	157,367	216,689

Non-GAAP gross profit	$273,110	$262,289	$467,909	$457,789

GAAP gross profit %	67.0%	55.0%	59.0%	47.2%
Non-GAAP gross profit %	90.2%	90.6%	88.8%	89.7%

GAAP cash provided by operating activities	$61,788	$47,925	$974	$72,731
Cash payments for acquisition/divestiture-related costs	1,597	12,620	5,555	33,012
Cash payments for restructuring and realignment costs	4,230	1,664	4,677	1,664
Cash payments for litigation settlements	1,500	16,250	1,500	32,500
Cash payments for upfront and milestone payments related to license agreement	—	—	275	—
Cash payments drug substance harmonization costs	5,960	5,006	5,960	5,006
Cash payments for discontinuation of Friedreich’s ataxia program	108	2,519	3,507	3,001
Cash payments relating to term loan refinancings	13	455	31	3,767

Non-GAAP operating cash flow	$75,196	$86,439	$22,479	$151,681

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages)

	Q2 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported—GAAP	$(28.9)	$3.9	(13.7)%	$(32.8)	$(0.20)
Non-GAAP adjustments	120.4	7.1		113.3

Non-GAAP	$91.5	$11.0	12.0%	$80.5	$0.48

	Q2 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported—GAAP	$(211.3)	$(1.8)	0.8%	$(209.5)	$(1.29)
Non-GAAP adjustments	312.1	34.3		277.8

Non-GAAP	$100.8	$32.5	32.2%	$68.3	$0.41

	YTD 2018
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported—GAAP	$(186.6)	$3.6	(1.9)%	$(190.2)	$(1.15)
Non-GAAP adjustments	286.7	11.2		275.5

Non-GAAP	$100.1	$14.8	14.8%	$85.3	$0.51

	YTD 2017
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported—GAAP	$(349.4)	$(49.3)	14.1%	$(300.1)	$(1.85)
Non-GAAP adjustments	475.8	72.4		403.4

Non-GAAP	$126.4	$23.1	18.2%	$103.3	$0.63

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2018

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(100,082)	$(24,265)	$(176,674)	$(31,030)	$(3,962)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	33	18	1,724	—	—
Restructuring and realignment costs(2)	—	1,733	5,306	—	—
Litigation settlements(3)	—	—	4,250	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	66,787	—	202	—	—
Accretion of royalty liability(5)	14,797	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	5,691	—
Inventory step-up expense(7)	53	—	—	—	—
Share-based compensation(10)	1,110	2,209	27,402	—	—
Depreciation(11)	176	—	1,375	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(12)	185	87	—	—	—
Drug substance harmonization costs(13)	475	—	—	—	—
Fees related to term loan refinancings(15)	—	—	15	—	—
Royalties for medicines acquired through business combinations(16)	(13,259)	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(17)	—	—	—	—	(7,015)

Total of non-GAAP adjustments	70,357	4,047	40,274	5,691	(7,015)

Non-GAAP	$(29,725)	$(20,218)	$(136,400)	$(25,339)	$(10,977)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended June 30, 2017

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Impairment of Long-Lived Assets	Interest Expense	Gain on Divestiture	Income Tax Benefit (Expense)
GAAP as reported	$(130,150)	$(163,101)	$(159,653)	$(22,270)	$(31,608)	$5,856	$1,767
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	(48)	148,080	5,353	—	—	—	—
Restructuring and realignment costs(2)	—	—	5,193	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	69,574	—	202	—	—	—	—
Accretion of royalty liability(5)	12,735	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	5,206	—	—
Inventory step-up expense(7)	33,895	—	—	—	—	—	—
Impairment of long-lived assets(8)	—	—	—	22,270	—	—	—
Share-based compensation(10)	573	2,313	24,882	—	—	—	—
Depreciation(11)	183	—	1,572	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(12)	(3,103)	—	—	—	—	—	—
Drug substance harmonization costs(13)	745	—	—	—	—	—	—
Fees related to term loan refinancings(15)	—	—	(45)	—	—	—	—
Royalties for medicines acquired through business combinations(16)	(11,622)	—	—	—	—	—	—
Gain on divestiture(20)	—	—	—	—	—	(5,856)	—
Income tax effect on pre-tax non-GAAP adjustments(17)	—	—	—	—	—	—	(34,272)

Total of non-GAAP adjustments	102,932	150,393	37,157	22,270	5,206	(5,856)	(34,272)

Non-GAAP	$(27,218)	$(12,708)	$(122,496)	$—	$(26,402)	$—	$(32,505)

Horizon Pharma plc

Certain Income Statement Line Items-Non - GAAP Adjusted

For the Six Months Ended June 30, 2018

(Unaudited)

						Income Tax
		Research &	Selling, General	Impairment of	Interest	Benefit
	COGS	Development	& Administrative	Long-Lived Assets	Expense	(Expense)
GAAP as reported	$(216,174)	$(41,910)	$(356,273)	$(37,853)	$(61,484)	$(3,596)
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	52	(67)	5,701	—	—	—
Restructuring and realignment costs(2)	—	1,733	8,648	—	—	—
Litigation settlements(3)	—	—	4,250	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	133,942	—	402	—	—	—
Accretion of royalty liability(5)	29,515	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	11,187	—
Inventory step-up expense(7)	17,129	—	—	—	—	—
Impairment of long-lived assets(8)	—	—	—	37,853	—	—
Remeasurement of royalties for medicines acquired through business combinations(9)	(2,151)	—	—	—	—	—
Share-based compensation(10)	1,893	4,649	52,012	—	—	—
Depreciation(11)	353	—	2,751	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(12)	1,135	87	—	—	—	—
Drug substance harmonization costs(13)	1,279	—	—	—	—	—
Upfront and milestone payments related to license agreements(14)	—	90	—	—	—	—
Fees related to term loan refinancings(15)	—	—	42	—	—	—
Royalties for medicines acquired through business combinations(16)	(25,780)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(17)	—	—	—	—	—	24,668
Other non-GAAP income tax adjustments(18)	—	—	—	—	—	(35,893)

Total of non-GAAP adjustments	157,367	6,492	73,806	37,853	11,187	(11,225)

Non-GAAP	$(58,807)	$(35,418)	$(282,467)	$—	$(50,297)	$(14,821)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Six Months Ended June 30, 2017

(Unaudited)

								Income Tax
		Research &	Selling, General	Impairment of	Interest	Gain on	Loss on Debt	Benefit
	COGS	Development	& Administrative	Long-Lived Assets	Expense	Divestiture	Extinguishment	(Expense)
GAAP as reported	$(269,266)	$(176,162)	$(333,718)	$(22,270)	$(63,591)	$5,856	$(533)	$49,320
Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	32	148,257	15,135	—	—	—	—	—
Restructuring and realignment costs(2)	—	—	5,193	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(4)	139,048	—	405	—	—	—	—	—
Accretion of royalty liability(5)	25,694	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	10,629	—	—	—
Inventory step-up expense(7)	74,490	—	—	—	—	—	—	—
Impairment of long lived assets(8)	—	—	—	22,270	—	—	—	—
Remeasurement of royalties for medicines acquired through business combinations(9)	(2,944)	—	—	—	—	—	—	—
Share-based compensation(10)	1,001	4,362	50,874	—	—	—	—	—
Depreciation(11)	366	—	3,195	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(12)	(3,103)	—	—	—	—	—	—	—
Drug substance harmonization costs(13)	5,044	—	—	—	—	—	—	—
Fees related to term loan refinancing(15)	—	—	4,098	—	—	—	—	—
Royalties for medicines acquired through business combinations(16)	(22,939)	—	—	—	—	—	—	—
Loss on debt extinguishment(19)	—	—	—	—	—	—	533	—
Gain on divestiture(20)	—	—	—	—	—	(5,856)	—	—
Income tax effect on pre-tax non-GAAP adjustments(17)	—	—	—	—	—	—	—	(72,375)

Total of non-GAAP adjustments	216,689	152,619	78,900	22,270	10,629	(5,856)	533	(72,375)

Non-GAAP	$(52,577)	$(23,543)	$(254,818)	$—	$(52,962)	$—	$—	$(23,055)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS—NON-GAAP

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions and divestitures.

(2)	Represents expenses, including severance costs and consulting fees, related to the restructuring and realignment activities.

(3)	During the three and six months ended June 30, 2018, the Company recorded $4.3 million of expense for litigation settlements related to RAVICTI and PENNSAID 2%.

(4)

Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships related to ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, RAYOS and VIMOVO.

(5)	Represents accretion expense associated with ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO contingent royalty liabilities.

(6)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(7)

During the three and six months ended June 30, 2018, the Company recognized in cost of goods sold nil and $17.1 million, respectively, for inventory step-up expense primarily related to KRYSTEXXA inventory sold.

During the three and six months ended June 30, 2017, the Company recognized in cost of goods sold $19.3 million and $33.7 million, respectively, for inventory step-up expense related to KRYSTEXXA inventory sold and $14.6 million and $40.8 million, respectively, for inventory step-up expense related to PROCYSBI and QUINSAIR inventory sold.

(8)

During the six months ended June 30, 2018, the Company recorded an impairment of $37.9 million to write off the book value of developed technology related to PROCYSBI in Canada and Latin America due to lower than anticipated future net sales.

Impairment of long-lived assets during the three and six months ended June 30, 2017 of $22.3 million relates to an impairment recorded following payment to Boehringer Ingelheim International for the acquisition of certain rights to interferon gamma-1b. This was presented in the “charges relating to the discontinuation of the Friedreich’s ataxia program” line item in the reconciliation of GAAP to non-GAAP measures during the year ended December 31, 2017.

(9)

At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly overperforms or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. The Company recorded net decreases of $2.2 million and $2.9 million to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to PROCYSBI during the first quarter of 2018, and to KRYSTEXXA and VIMOVO during the first quarter of 2017, respectively.

(10)

Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit and performance stock unit grants to its employees and non-employees, its previous cash-settled long-term incentive plan and its employee stock purchase plan.

(11)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.

(12)

Charges relating to discontinuation of the Friedreich’s ataxia program include a $1.1 million increase and $3.1 million reduction during the six months ended June 30, 2018 and 2017, respectively, in cost of goods sold relating to the purchase of additional units of ACTIMMUNE.

(13)

During the year ended December 31, 2016, the Company committed to spend $14.9 million related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance. During the three and six months ended June 30, 2018, the Company incurred costs of $0.5 million and $1.3 million, respectively, related to these activities that qualify for exclusion in the Company’s non-GAAP financial measures under its non-GAAP cost policy.

(14)	Represents upfront and milestone payments related to license agreements.

(15)	Represents arrangement and other fees relating to the refinancing of the Company’s term loans.

(16)

Royalties of $13.3 million and $25.8 million were incurred during the three and six months ended June 30, 2018, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO.

(17)

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non- GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

(18)

Other non-GAAP income tax adjustments during the six months ended June 30, 2018 reflect a measurement period adjustment relating to Notice 2018-28 that was issued by the U.S. Treasury Department and the U.S. Internal Revenue Service in April 2018 (“the notice”). In accordance with the measurement period provisions under SAB 118 and the guidance in the notice the Company reinstated the deferred tax asset related to its U.S. interest expense carry forwards under Section 163(j) based on the new U.S. federal tax rate of 21 percent. The impact of the deferred tax asset reinstatement in accordance with SAB 118 was a $35.9 million increase to the Company’s benefit for income taxes and a corresponding decrease to the U.S. group net deferred tax liability position.

(19)

During the six months ended June 30, 2017, the Company recorded a loss on debt extinguishment of $0.5 million which comprised a write-off of $0.4 million in debt discount and deferred financing costs and an early redemption payment of $0.1 million.

(20)

On June 23, 2017, the Company completed the divestiture of a European subsidiary that owns the marketing rights to PROCYSBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. In connection with this divestiture, the Company recorded a gain of $5.9 million in the three and six months ended June 30, 2017.